                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE




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                                  EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE


                                                                     YEAR ENDED FEBRUARY 28 OR 29,
                                                               ----------------------------------------
                                                                  1997          1996           1995
                                                               -----------   -----------    -----------
SHARES:

   Weighted average number of common shares
      outstanding ..........................................    10,809,929    11,470,173     12,109,529

   Effect of shares issuable under stock option plan
      as determined by the treasury stock method ...........       267,443             -        370,632
                                                               -----------   -----------    -----------

   Weighted average number of common shares
      outstanding as adjusted ..............................    11,077,372    11,470,173     12,480,161
                                                               ===========   ===========    ===========

EARNINGS (LOSS) PER SHARE OF COMMON
    STOCK AND COMMON STOCK
    EQUIVALENTS:

   Net income (loss) .......................................   $        08   $      (.06)   $      0.19
                                                               ===========   ===========    ===========




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